Exhibit 5.2

[Hogan & Hartson LLP Letterhead]

February 4, 2008

Board of Directors

UnitedHealth Group Incorporated

300 UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

Ladies and Gentlemen:

We are acting as special counsel to UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of one or more series of unsecured debt securities of the Company (the “Debt Securities”), which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the documents listed on Schedule 1 attached hereto. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinion expressed herein, we have relied on the representations and statements of fact made in the aforesaid documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that:

(i) the issuance, sale, amount and terms of any Debt Securities to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and applicable Minnesota corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities;

(ii) at the time of offer, issuance and sale of any Debt Securities, the Registration Statement will be effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect;

Board of Directors

UnitedHealth Group Incorporated

February 4, 2008

(iii) any Debt Securities will be issued pursuant to an indenture for Debt Securities substantially in the form of such indenture filed as Exhibit 4.1 to the Registration Statement;

(iv) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended;

(v) if being sold by the Company, the Debt Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement as contemplated by the Registration Statement; and

(vi) the Company will remain a Minnesota corporation.

To the extent that the obligations of the Company with respect to the Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, namely, the trustee, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture; that such indenture has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance, with respect to performance of its obligations under such indenture, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture.

This opinion letter is based as to matters of law solely on the applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level), as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinion expressed herein). Insofar as the opinion expressed herein relates to or is dependent upon matters governed by Minnesota law, we have relied, without independent investigation, upon, and our opinion expressed herein is subject to all of the qualifications, assumptions and limitations expressed in, the opinion of even date herewith of Christopher J. Walsh, Deputy General Counsel of the Company. As used herein, the term “laws of the State of New York” includes the statutory provisions contained therein, all applicable provisions of the New York Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Debt Securities, upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

Board of Directors

UnitedHealth Group Incorporated

February 4, 2008

The opinion expressed above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

Schedule 1

1.	An executed copy of the Registration Statement.

2.	The Third Restated Articles of Incorporation of the Company, as certified by the Secretary of State of the State of Minnesota on January 31, 2008, and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

3.	The Third Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

4.	An executed copy of the Indenture, dated as of February 4, 2008, between UnitedHealth Group Incorporated and U.S. Bank National Association, as trustee, included as Exhibit 4.1 to the Registration Statement.

5.	The form of Underwriting Agreement included as Exhibit 1.1 to the Registration Statement.

6.	Resolutions of the Board of Directors of the Company adopted at meetings held on (i) October 30, 2007, and (ii) January 18, 2008, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to general debt authorizations, the filing of the Registration Statement and related matters.